      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 25, 2002
                                                    Registration No.333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                CYBERONICS, INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                                                0236465
 (State or other jurisdiction of                              (I.R.S. Employer
  incorporation or organization)                             Identification No.)

                              100 CYBERONICS BLVD.,
                              CYBERONICS BUILDING,
                              HOUSTON, TEXAS 77058
                                 (281) 228-7200
          (Address of principal executive offices, including zip code)


          CYBERONICS, INC. AMENDED AND RESTATED 1996 STOCK OPTION PLAN
                            (Full title of the plan)

                               PAMELA B. WESTBROOK
                    VICE PRESIDENT & CHIEF FINANCIAL OFFICER
                              100 CYBERONICS BLVD.,
                              CYBERONICS BUILDING,
                              HOUSTON, TEXAS 77058
                     (Name and address of agent for service)

                                 (281) 228-7200
          (Telephone number, including area code, of agent for service)

                                   Copies to:
                                 David P. Oelman
                             Vinson & Elkins L.L.P.
                    2300 First City Tower, 1001 Fannin Street
                              Houston, Texas 77002
                                 (713) 758-2222

                         CALCULATION OF REGISTRATION FEE

                                           MAXIMUM
              TITLE OF                  AMOUNT TO BE      PROPOSED MAXIMUM    PROPOSED MAXIMUM
          SECURITIES TO BE               REGISTERED        OFFERING PRICE        AGGREGATE           AMOUNT OF
             REGISTERED                    (1)(2)          PER SHARE (3)       OFFERING PRICE    REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
   Common Stock,                       1,000,000 Units         $10.14           $ 10,140,000           $933
   $.01 par value..............
--------------------------------------------------------------------------------------------------------------------

(1) The number of shares of Common Stock registered hereby consists of 1,000,000 additional shares authorized to be issued under the Amended and Restated 1996 Stock Option Plan (the "Plan"). The number of shares of Common Stock registered hereby is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2) Includes preferred share purchase rights associated with the Common Stock. No separate fee is payable in respect of the registration of such preferred share purchase rights.
(3) Estimated in part pursuant to Rule 457(h) under the Securities Act of 1933 (the "Securities Act"), and in part pursuant to Rule 457(c) under the Securities Act. The proposed maximum offering price per share represents a weighted average of the foregoing estimates calculated in accordance with Rule 457(c) and 457(h) under the Securities Act.

================================================================================

    STATEMENT UNDER GENERAL INSTRUCTION E--REGISTRATION OF ADDITIONAL SHARES

         On July 19, 2002, the Board of Directors of Cyberonics, Inc. (the "Company") approved an amendment to the Company's Amended and Restated 1996 Stock Option Plan (the "Plan") to increase the maximum number of shares of the Company's Common Stock, par value $0.01 (the "Common Stock"), that may be issued under the Plan by 1,000,000. This Registration Statement has been filed to register the additional 1,000,000 shares of Common Stock issuable pursuant to options to be granted under the Plan, as amended.

         The additional shares to be registered by this Registration Statement are of the same class as those securities covered by the Company's previously filed Registration Statement on Form S-8 filed on January 22, 2002 (Registration No. 333-81158) (the "Prior Registration Statement"). Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement, including periodic reports that the Company filed after the Prior Registration Statement to maintain current information about the Company, are incorporated herein by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS.

     The following exhibits are filed herewith:

         4.1 Fifth Amendment to the Cyberonics, Inc. Amended and Restated 1996 Stock Option Plan.

         5.1      Opinion of Vinson & Elkins L.L.P.

         23.1     Consent of KPMG LLP

         23.2     Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1

         24.1 Powers of Attorney (included on the signature page to this registration statement)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable rounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 25th day of July, 2002.


                                  CYBERONICS, INC.

                                  By: /s/ PAMELA B. WESTBROOK
                                     --------------------------------------
                                     Pamela B. Westbrook
                                     Vice President, Finance and Administration,
                                     Secretary and Chief Financial Officer

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert P. Cummins and Pamela B. Westbrook as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and anything appropriate or necessary to be done, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the 25th day of July, 2002.

                 SIGNATURE                                                  TITLE
                 ---------                                                  -----

          /s/  ROBERT P. CUMMINS                   President, Chief Executive Officer and Chairman of the
--------------------------------------------       Board of Directors (Principal Executive Officer)
             Robert P. Cummins

         /s/ PAMELA B. WESTBROOK                   Vice President, Finance and Administration, Secretary
--------------------------------------------       and Chief Financial Officer (Principal Financial and
            Pamela B. Westbrook                    Accounting Officer)


                     *                             Director
--------------------------------------------
            Reese S. Terry, Jr.

                     *                             Director
--------------------------------------------
          Stanley H. Appel, M.D.

                     *                             Director
--------------------------------------------
                Tony Coelho

                     *                             Director
--------------------------------------------
         Thomas A. Duerden, Ph.D.

                     *                             Director
--------------------------------------------
         Michael J. Strauss, M.D.

                     *                             Director
--------------------------------------------
               Alan J. Olsen

                     *                             Director
--------------------------------------------
           Ronald A. Matricaria

*Indicates that the Registration Statement was signed by Pamela B. Westbrook as Power of Attorney and Attorney-in-Fact.

                                INDEX TO EXHIBITS

         4.1* Fifth Amendment to the Cyberonics, Inc. Amended and Restated 1996 Stock Option Plan.

         5.1*     Opinion of Vinson & Elkins L.L.P.

         23.1*    Consent of KPMG LLP.

         23.2* Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1 hereto).

         24.1* Powers of Attorney (included on the signature page to this registration statement).

--------------
*    Filed herewith.